                          Strategic Alliance Agreement

         This Strategic Alliance Agreement (the "Agreement") made and entered into this 3rd day of October, 2002 by and between HydroFlo Incorporated, a North
Carolina corporation located at 3721 Junction Blvd. Raleigh, NC 27615 (the
"Company") and Tri-Weld, Inc. located at 2801 Troxler Road, Burlington, NC 27215
(the "Manufacturer").

                                    RECITALS

         A.  The Company is engaged in the sale of water treatment products, certain of which products are more particularly described in the attached
Schedule A, as the same may be hereafter amended by the mutual consent of the parties (collectively and including any other products listed in the Company's catalogues from time to time, the "Products"); and

         B.  The Manufacturer engages to fabricate such Products for the
Company; and design to meet ASME code and potentially other such codes as may be required from time to time.

         NOW THEREFORE, in consideration of the promises and the mutual promises and covenants set forth herein, the parties hereby agree as follows:

1.       MANUFACTURING RIGHTS.  Subject to the terms and conditions set forth herein, the Company hereby appoints the Manufacturer as producer of the Products for the Company for the term of this Agreement as provided in Section 2 below.
The Manufacturer agrees that it shall not, directly or indirectly, offer, market, sell or otherwise deal in any products substantially similar in design or usage to the Products for sale to the Customers.  No other right or license to manufacture the Products is granted to the Manufacturer by this Agreement.

2        TERM.  This agreement shall commence on October 1, 2002 and, unless sooner terminated as provided in Section 7, shall continue in full force and effect for a period of one (1) year at which time the agreement shall automatically renew for a like term (the "Term").

3.       DUTIES OF THE MANUFACTURER.

         (a)      The Manufacturer shall use his best efforts to provide the finished Products within the times quoted.

         (b)      The Manufacturer shall comply with all appropriate federal, state, county and local laws, rules and regulations pertaining to this Agreement.

         (c)      The Manufacturer shall, at its own expense, make, execute or file such reports and obtain such licenses as are required by law or any public authority with respect to this Agreement and the design or manufacturing of the Products.

         (d)      The Manufacturer shall be solely responsible for the
                  declaration and payment of all local, state and federal taxes as may accrue because of the Manufacturer's activities in
                  connection with this Agreement.

         (e)      The Manufacturer shall maintain as confidential and
                  proprietary all non-public information and details concerning
                  (i) this Agreement; (ii) the Products and (iii) the Company's
                  Products or Prototypes in Development. Notwithstanding the
                  foregoing, either party to this Agreement may disclose any otherwise confidential information if the disclosure is
                  required by a court or governmental authority.

         (f)      Bear its own costs and expenses incurred in performing its obligations hereunder.

4.       ORDERS AND DELIVERY.  The Manufacturer shall receive submitted purchase orders for Products signed by a duly authorized Company officer and which shall contain complete information regarding Product price, item number, quantity, requested delivery dates, shipping instructions and shipping address (each, a
"Purchase Order"). Promptly following receipt of Purchase Order, the
Manufacturer shall acknowledge and confirm the order. Confirmed Purchase Orders shall be governed by the terms set forth herein to the exclusion of any additional or contrary terms set forth in the parties' standard sales transaction forms.

5.       LIMITED TRADEMARK LICENSE.  During the Term, the Company grants to the
Manufacturer a limited, non-exclusive, royalty-free right to fabricate equipment for the Company's use or sale. Except as provided in this Section 6, the
Representative agrees not to utilize the HydroFlo logo, trade name or trademarks in any way or to name HydroFlo executives, employees, members or affiliates in any advertising format or medium without the express written consent of
HydroFlo.

6.       TERMINATION.  In the event the Manufacturer breaches any provision of this Agreement, the Company may terminate this Agreement immediately upon providing Manufacturer a thirty (30) day right to cure period and the Company shall have the right to seek all other available remedies. Upon the termination of this Agreement by The Company, The Company will complete the manufacture of all in-process orders subject to a Confirmed Purchase Order as provided in
Section 4 and the Manufacturer will complete the fabrication of the same at the prices then in effect.

7.       STATUS OF THE MANUFACTURER. The Manufacturer is duly organized and is qualified and has all consents, permits and authorizations required to perform its obligations under this Agreement.

8.       RELATIONSHIP OF THE PARTIES.  The Representative acknowledges that it is an independent contractor. Nothing in this Agreement, its provisions or the transactions, obligations and relationships contemplated hereby shall constitute either party to this Agreement as the agent, employee or legal representative for the other party hereto for any purpose whatsoever, nor shall any party to this Agreement hold itself out as such. This Agreement does not create and shall not be deemed to create a relationship of partners, joint venturers, associates or principal and agent between the parties hereto, and the parties acknowledge that each is acting as a principal hereunder. This Agreement does not constitute either the sale of a franchise or a dealership to the Representative.

9.       AMENDMENT.  This Agreement may only be amended by mutual written agreement of the parties.

10.      ENTIRE AGREEMENT.  It is expressly agreed by the Parties that there are no verbal or written representations, understandings, stipulations, agreements, or promises relating to the subject matter of the Agreement not incorporated in writing in the Agreement. This Agreement constitutes the entire Agreement between the Parties hereto, and it cannot be amended except as provided in
Section 10 above.

11.      BINDING AGREEMENT; GOVERNING LAW AND VENUE.  The Representative
acknowledges that it has read and understands this Agreement and that this
Agreement shall become binding upon the Representative upon execution by both parties. This Agreement shall be governed by the laws of the State of North
Carolina. Any action or other proceeding initiated by one party to this
Agreement against the other party relating to or for the enforcement of this
Agreement shall be brought in any court of competent jurisdiction in Raleigh,
North Carolina.

12.      NOTICE.  Any notice or invoice required or permitted herein shall, unless otherwise specified in this Agreement, be given by facsimile, telex, cable, registered mail-return receipt requested, or receipted overnight delivery properly addressed to the party to be notified at its address as stated below, and shall be deemed delivered when so transmitted.

         If to the Company:
         HydroFlo, Inc.
         3721 Junction Blvd.
         Raleigh, NC 27615
         Attn Mr. Tom Barbee
         Telephone: 919-772-9925
         Facsimile: 919-772-1220

         If to the Manufacturer:
         Tri-Weld, Inc
         PO Drawer 2410
         Burlington, NC 27216
         Attn: Mr. Ricky May
         Telephone: 336-570-2924
         Facsimile: 336-227-0680

13.      FORCE MAJURE.  Except as to payment obligations, neither party shall be liable or considered in default under this Agreement when the delay of performance is caused by circumstances beyond its reasonable control and occurring without its fault or negligence, including failure of suppliers, subcontractors, and carriers, acts of civil or military authorities, national emergencies, fire, flood, hurricane, acts of God, insurrection, and war, provided the affected party immediately provides notice thereof to the other and does those things reasonably possible to resume the timely performance of its obligations under this Agreement.

14.      VALIDITY.  In the event that any provision of this Agreement (a) is found to be invalid or unenforceable by final decision of a court of competent jurisdiction, or (b) is rendered invalid by reason of subsequently enacted legislation then that provision shall be of no force or effect, but the remainder of the Agreement shall continue in full force and effect. If a provision of this Agreement fails for either of the reasons listed above, the parties shall enter into immediate negotiations for the purpose of arriving at a mutually satisfactory replacement for such provision.

15.      During the term of this agreement The Manufacturer will maintain in full force and effect, general liability insurance in dollar values commensurate with appropriate business practices.

17.      The Company shall defend, indemnify and hold Manufacturer harmless from any claim for The Company's infringement or violation of patent rights of companies or patents other than The Company's patents.

         IN WITNESS WHEREOF, the parties hereto, through their duly authorized officers, have executed this Agreement as of the date first written above.

         HYDROFLO, INC.                              Tri-Weld, Inc

         By:   /s/ T F Barbee               By:   /s/ Rickey May
           -------------------                 -----------------------
         Name:   T F Barbee                 Name:     Mr. Rickey May
         Title:  President                  Title:    President